UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2019

PROPANC BIOPHARMA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54878	33-0662986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302, 6 Butler Street

Camberwell, VIC, 3124 Australia

(Address of principal executive offices) (Zip Code)

61 03 9882 6723

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Propanc Biopharma, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Odyssey SPA”) with Odyssey Capital Funding LLC, a Delaware limited liability company (“Odyssey”), dated July 30, 2019, whereby Odyssey purchased from the Company, for a purchase price of $320,000 (the “Purchase Price”) a Convertible Redeemable Note of the Company, in the principal amount of $320,000.00 (the “Odyssey Note”). On July 31, 2019, the Purchase Price was paid by Odyssey to the Company.

The Odyssey Note is dated July 30, 2019 (the “Odyssey Note Issuance Date”) and it is due and payable on July 30, 2020 (the “Maturity Date”). The Note entitles Odyssey to 10% interest per annum (the “Odyssey Interest Rate”). If the Company prepays the Odyssey Note from the date of issuance through the 180th day following the date of issuance, the Company must pay all principal and interest with a prepayment penalty ranging from 115% to 135%. After the 180th day following the Odyssey Note Issuance Date the Company shall have no further right of prepayment.

The Odyssey Note is a long-term debt obligation that is material to the Company. The Odyssey Note contains certain representations, warranties, covenants and events of default including if the Common Stock is suspended or delisted for trading on the OTCQB marketplace (the “Primary Market”) or if the Company is delinquent in its periodic report filings with the SEC. In the event of default, at the option of Odyssey, it may consider the Odyssey Note immediately due and payable.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Odyssey Note and the Odyssey SPA, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the Odyssey Note and the Odyssey SPA, filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the Securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the Securities by the Company; (d) the Securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the Securities took place directly between the individual and the Company; and (f) the recipient of the Securities is an accredited investor.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
4.1*	10% Convertible Note made in favor of Odyssey Capital Funding LLC
10.1*	Securities Purchase Agreement dated July 30, 2019, by and between Propanc Biopharma, Inc. and Odyssey Capital Funding LLC

* filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPANC BIOPHARMA, INC.

Date: August 6, 2019	By:	/s/ James Nathanielsz
James Nathanielsz
Chief Executive Officer